UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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RUSH ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

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Explanatory Note

This Amendment is being filed to make certain amendments to Proposal 2 contained in Rush Enterprises, Inc.’s (the “Company”) definitive proxy statement previously filed with the Securities and Exchange Commission on April 4, 2017 (the “Original Filing”), as well as to the related Rush Enterprises, Inc. 2007 Long-Term Incentive Plan (the “2007 LTIP”) that was attached to the Original Filing as Appendix A. Proposal 2 in the Original Filing seeks shareholder approval of the amendment and restatement of the 2007 LTIP to (i) increase the number of shares of Class A Common Stock authorized for issuance thereunder by an additional 1,750,000 shares, (ii) increase the number of shares of Class B Common Stock authorized for issuance thereunder by an additional 750,000 shares, and (iii) extend the term of the plan to May 16, 2027.

Corrections to the Original Filing.

After filing the Original Filing, the Company became aware that (i) it inadvertently attached an incorrect version of the 2007 LTIP to the Original Filing and (ii) the “Summary of the Amended and Restated 2007 LTIP” section in Proposal 2 failed to set forth (a) the proposed plan’s minimum one-year vesting requirement on certain Awards (subject to limited exceptions), (b) the proposed plan’s clawback policy, and (c) the proposed plan’s definition of change of control, which requires the consummation of, rather than merely shareholder approval of, a merger of the Company or sale of all or substantially all of the Company assets to trigger the change of control provisions in the plan.

This Amendment sets forth the correct version of the 2007 LTIP and makes the above corrections to the “Summary of the Amended and Restated 2007 LTIP” section in Proposal 2.

Amendments to the Original Filing.

After filing the Original Filing, the Company was informed by Institutional Shareholder Services, Inc. (“ISS”) that ISS recommended that the Company’s shareholders vote against Proposal 2 due in part to the following key factors: (i) the plan contained a liberal change of control vesting risk, (ii) the plan’s cost was excessive, and (iii) the plan permitted liberal recycling of shares. ISS’ analysis was based in part on its review of the incorrect version of the proposed 2007 LTIP, the “Summary of the Amended and Restated 2007 LTIP” section in Proposal 2 in the Original Filing, and outdated data regarding the number of shares of our Class A and Class B Common Stock that are covered by awards issued under the 2007 LTIP.

Change of Control Vesting Risk

As indicated above, the correct version of the 2007 LTIP does not contain a liberal change of control provision, as outstanding Awards vest upon the consummation of a change of control of the Company, rather than shareholder approval of a change of control of the Company. We believe this change sufficiently addresses ISS’ overriding concern regarding the prior liberal change of control vesting risk.

Plan Cost

ISS calculated the potential cost of the 2007 LTIP using its proprietary shareholder value transfer (SVT) model. ISS’ SVT model considers, among other data points, (i) the number of new shares of common stock requested under the plan, (ii) the number of shares of common stock available for future awards under the plan, and (iii) the number of shares of common stock subject to awards outstanding under the plan. We believe ISS used outdated information for each of these data points to calculate the potential cost of the 2007 LTIP.

In order to more accurately evaluate Proposal 2, the table below provides information, as of March 15, 2017, on (i) the number of shares of Class A and Class B Common Stock available for issuance under the 2007 LTIP, (ii) the number of Class A and Class B stock options and restricted stock units outstanding under the 2007 LTIP, (iii) the number of outstanding shares of Class A and Class B Common Stock, and (iv) the weighted average remaining term and exercise price of stock options issued and outstanding under the 2007 LTIP.

Number of Shares as of March 15, 2017
Shares of Class A Common Stock Available for Future Awards	385,348

Shares of Class B Common Stock Available for Future Awards	310,630

Outstanding Options to Purchase Class A Common Stock (Weighted Average Remaining Term: 6.5 years; Weighted Average Exercise Price: $23.50)	3,572,656

Outstanding Options to Purchase Class B Common Stock	0

Outstanding Restricted Stock Units (Class A Common Stock)	0

Outstanding Restricted Stock Units (Class B Common Stock) (All Time-Based Awards)	2,666

Outstanding Shares of Class A Common Stock	30,453,093

Outstanding Shares of Class B Common Stock	9,241,296

Plan Features

In response to ISS’ voting recommendation on Proposal 2, on May 1, 2017, the Board of Directors of the Company, approved, subject to obtaining shareholder approval at the Company’s 2017 Annual Meeting of Shareholders, an amendment and restatement of the 2007 LTIP to make the following changes to the 2007 LTIP:

●	Eliminate the liberal share recycling provision;

●	Provide that no dividends (or dividend equivalents) may be paid on unvested Awards; and

●

Provide a minimum one-year vesting requirement for all Awards (including performance-based Awards), except in connection with a plan participant’s death or disability or a change of control of the Company and up to five percent (5%) of the available shares authorized for issuance under the plan may provide for vesting of Awards in less than one year.

All of the above amendments are set forth below in the revised Proposal 2 and the 2007 LTIP. The Company believes that all of the above amendments are immaterial.

Proposal 2 as contained in the Original Filing, together with Appendix A to the Original Filing, is deleted in its entirety and replaced with the disclosures set forth below (with all of the changes to Proposal 2 and the 2017 LTIP pursuant to this Amendment being marked and underlined, as applicable).

2.           Approval of the Amendment and Restatement of the 2007 Long-Term Incentive Plan

Introduction

The Compensation Committee and the Board of Directors are asking our shareholders to approve the amendment and restatement of our 2007 Long-Term Incentive Plan (the “2007 LTIP”) to (a) increase the number of shares of Class A Common Stock authorized for issuance thereunder by an additional 1,750,000 shares, (b) increase the number of shares of Class B Common Stock authorized for issuance thereunder by an additional 750,000 shares, and (c) to extend the term of the 2007 LTIP until May 16, 2027. Our named executive officers have an interest in this proposal due to their ability to participate in the 2007 LTIP.

The requested increase of 1,750,000 shares of Class A Common Stock and 750,000 shares of Class B Common Stock represents approximately 3.8% of the outstanding shares of our Class A Common Stock and 8.2% of the outstanding shares of our Class B Common Stock as of February 20, 2017. The 2007 LTIP expires by its terms on May 22, 2017, and no further awards may be made under the plan after that date. Accordingly, extending the term of the 2007 LTIP until May 16, 2027, allows us to continue to use equity as a compensation tool for our officers, employees, and consultants after that date.

Conditioned on and subject to obtaining shareholder approval at the Annual Meeting, the Compensation Committee approved an amendment and restatement of the 2007 LTIP to:

●

Increase the number of authorized shares of Class A Common Stock that can be awarded to officers, employees and consultants of the Company or any of its subsidiaries under the plan by 1,750,000 shares (from 6,050,000 to 7,800,000 shares);

●

Increase the number of authorized shares of Class B Common Stock that can be awarded to officers, employees and consultants of the Company or any of its subsidiaries under the plan by 750,000 shares (from 1,450,000 to 2,200,000 shares); and

●	Extend the term of the plan until May 16, 2027.

Current Request to Increase the Share Reserves and Extend Term of 2007 LTIP.

Awards under the 2007 LTIP are a major component of our long-term incentive program for our employees and consultants. As noted in the “Compensation Discussion and Analysis,” we have long recognized that having an ownership interest in the Company aligns the financial interests of our employees and shareholders. The 2007 LTIP expires by its terms on May 22, 2017, and no further awards may be made under the plan after that date. Accordingly, in order to ensure that shares of our Class A and Class B Common Stock continue to be available for future awards, in February 2017, the Compensation Committee of the Board approved, subject to obtaining shareholder approval, extending the term of the plan until May 16, 2027.

The Compensation Committee believes it is important to obtain an additional 1,750,000 shares of Class A Common Stock and 750,000 shares of Class B Common Stock for grant under the 2007 LTIP. In this proxy statement, we refer to any grant under the 2007 LTIP as an “Award.” The table below provides information, as of March 16, 2017, on the number of shares available under the 2007 LTIP, the outstanding stock options and restricted stock units, and the number of outstanding shares of Class A and Class B Common Stock. As of March 16, 2017, approximately 5,793,485 shares of Class A Common Stock and 1,251,070 shares of Class B Common had been issued under the 2007 LTIP and 3,566,740 shares of Class A Common Stock and 537,799 shares of Class B Common were subject to Awards outstanding under the 2007 LTIP and 397,848 shares of Class A Common Stock and 311,630 shares of Class B Common Stock were available for future Awards.

We do not believe that this amount is sufficient to meet the Company’s anticipated grants of Awards through the date of our 2018 Annual Meeting of Shareholders. All of our employees, officers, and consultants are eligible to participate in the 2007 LTIP. As of March 16, 2017, 130 employees were participating in the 2007 LTIP, of which 6 were executive officers and none were consultants. If shareholders do not approve the amendment and restatement of the 2007 LTIP, the 2007 LTIP will expire by its terms on May 22, 2017, at which time we will lose our ability to use equity as a compensation tool. Based upon historical grant practices, the Compensation Committee anticipates that the additional shares requested will enable the Company to continue its current equity compensation program for at least three (3) years, accommodating anticipated grants related to the hiring, retention and promotion of employees. In 2014, 2015 and 2016, the number of shares of Class A Common Stock underlying equity awards granted (including stock options, shares of restricted stock and RSUs) was approximately 484,608, 485,838, and 495,088 shares, respectively. In 2014, 2015 and 2016, the number of shares of Class B Common Stock underlying equity awards granted (including stock options, shares of restricted stock and RSUs) was approximately 207,390, 259,490, and 266,890 shares, respectively. The Compensation Committee expects to continue to grant awards under the 2007 LTIP consistent with the Company’s share utilization rate in 2016.

In its determination to approve the amendment and restatement of the 2007 LTIP, the Compensation Committee reviewed the burn rate, dilution and overhang metrics disclosed below.

YOU ARE URGED TO READ THIS ENTIRE PROPOSAL 2, WHICH EXPLAINS OUR REASONS FOR SUPPORTING THE AMENDMENT AND RESTATEMENT OF THE 2007 LTIP.

The Importance of Equity Compensation

The Compensation Committee believes that the terms of the amendment and restatement of the 2007 LTIP will provide it flexibility to continue to issue equity compensation in the future to:

●	Attract and retain the services of key employees and consultants who can contribute to our success;

●	Align the interests of our key employees with the interests of our shareholders through certain incentives whose value is based upon the performance of our common stock;

●	Motivate key employees to achieve our short-term and long-term strategic business objectives; and

●	Provide a long-term equity incentive program that is competitive with other companies with whom we compete for employee talent.

The Compensation Committee strongly believe that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for our shareholders.

Under the terms of the 2007 LTIP, the Compensation Committee may grant equity incentive awards for shares of the Company’s Class A and Class B Common Stock. Each share of Class B Common Stock is entitled to one vote per share and each share of Class A Common Stock is entitled to 1/20th of one vote per share. In the past, the Compensation Committee granted Awards for Class A Common Stock in lieu of Class B Common Stock. However, beginning in 2013, the Compensation Committee started granting certain members of management Awards covering Class B Common Stock, in lieu of Class A Common Stock, in order to help ensure select members of management maintain the requisite voting control of the Company’s capital stock as required by the Company’s dealership agreements with Peterbilt Motors Company, as further discussed in our public filings with the SEC. The Compensation Committee retains discretion to continue to grant Awards for Class B Common Stock in the future.

Key Historical Equity Metrics

Approval of the amendment and restatement of the 2007 LTIP will enable us to compete effectively in the competitive market for employee talent over the coming years, while maintaining reasonable burn rates and overhang.

●	Our three-year average burn rate of 1.8% is below the estimated ISS global industry classification standard (GICS) burn rate limit for our industry of 4.27%.

●	The following table shows how the key equity metrics have changed over the past three fiscal years under the 2007 LTIP:

Key Equity Metrics	2016	2015	2014	3-Year Average (2014-2016)
Shares subject to awards granted (1)	761,978	744,328	691,978	732,761
Burn rate (2)	1.9%	1.8%	1.7%	1.8%
Dilution (3)	12.0%	14.9%	15.8%	14.8%
Overhang (4)	10.1%	9.7%	8.8%	9.5%

(1)	Reflects total number of shares of Class A and Class B Common Stock subject to equity awards granted during the fiscal year and excludes any cancelled or forfeited equity awards.

(2)

Burn rate is calculated by dividing the total number of shares of Class A and Class B Common Stock subject to equity awards granted during the fiscal year by the total weighted-average number of shares of Class A and Class B Common Stock outstanding during the period, and excludes any cancelled or forfeited equity awards.

(3)

Dilution is calculated by dividing the sum of (x) the number of shares of Class A and Class B Common Stock subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares of Class A and Class B Common Stock available for future grants, by the number of shares of Class A and Class B Common Stock outstanding at the end of the fiscal year.

(4)

Overhang is calculated by dividing the number of shares of Class A and Class B Common Stock subject to equity awards outstanding at the end of the fiscal year by the number of shares of Class A and Class B Common Stock outstanding at the end of the fiscal year.

The Compensation Committee believes that the approval of the amendment and restatement of the 2007 LTIP is important to our continued success. Our employees are our most valuable assets. Awards such as those provided under the 2007 LTIP are vital to our ability to attract and retain outstanding and highly skilled employees in the competitive labor markets in which we must compete.

Our named executive officers who are current employees of the Company will be eligible to receive Awards under the amendment and restatement of the 2007 LTIP and therefore have an interest in this proposal. In the event that the amendment and restatement of the 2007 LTIP is not approved by our shareholders, the 2007 LTIP, which has been previously approved by our shareholders, will continue to be in full force in accordance with its terms.

The last reported sales price for our Class A Common Stock on the NASDAQ on December 31, 2016 was $31.90 per share. The last reported sales price for our Class B Common Stock on the NASDAQ on December 31, 2016 was $30.87 per share.

Summary of the Amended and Restated 2007 LTIP

The following general summary of the amendment and restatement of the 2007 LTIP and the other material features of the 2007 LTIP is qualified in its entirety by reference to the copy of the 2007 LTIP attached hereto as Appendix A hereto.

General

The 2007 LTIP permits the grant, to employees and consultants of the Company and its subsidiaries, cash and equity-based incentive compensation opportunities, including stock options, SARs, restricted stock units, restricted stock, performance shares, performance units, cash incentive and other awards. The objectives of the 2007 LTIP are to (i) optimize the profitability of the Company through long-term incentives that are consistent with the Company’s goals and that link the interests of participants to those of the Company’s shareholders, (ii) provide participants with incentives for excellence in individual performance, (iii) provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants who make significant contributions to the Company’s success, and (iv) allow participants to share in the Company’s success.

Duration of the Plan

The 2007 LTIP will be effective on the date that the amendment and restatement of the 2007 LTIP is approved by our shareholders, and will terminate on May 16, 2027.

Administration

The 2007 LTIP is administered by the Compensation Committee; provided, that, the Board of Directors may, in its sole discretion, make awards under the plan. Subject to the terms of the plan, the Compensation Committee has authority to (a) select the individuals who may participate in the plan, (b) determine the sizes and types of awards that are granted under the plan; (c) determine the terms and conditions of awards in a manner consistent with the plan; (d) construe and interpret the plan and any award agreement or other agreement or instrument entered into or issued under the plan; (e) establish, amend, or waive rules and regulations for the plan’s administration; (f) amend the terms and conditions of any outstanding award; (g) establish a program pursuant to which designated participants may receive an award under the plan in lieu of compensation otherwise payable in cash; and (h) make all other determinations that may be necessary or advisable for the administration of the plan. The Compensation Committee may delegate certain responsibilities and authority to other persons, subject to applicable law.

Prohibition on Repricing and Buyback

Neither the Board of Directors nor the Compensation Committee are permitted to reprice stock options or SARS, either by amending an existing Award or by substituting a new Award at a lower price. The Board of Directors and the Compensation Committee are also prohibited from providing stock, cash, or other consideration to a participant in exchange for the cancellation of any stock option or SAR with an exercise price higher than the fair market value of the shares covered by the option or SAR.

Shares Covered by the Plan

Under the plan, as proposed to be amended and restated pursuant to this Proposal, the Company may issue a total of 7,800,000 shares of Class A Common Stock and 2,200,000 shares of Class B Common Stock, subject to adjustments as provided in the plan. The following shares are not taken into account in applying these limitations: (a) shares covered by the unexercised portion of an option or SAR that terminates, expires, is canceled, or is settled in cash, (b) shares forfeited or repurchased under the plan, and (c) shares covered by awards that are forfeited, canceled, terminated, or settled in cash~~,~~. ~~(d)~~ The following shares covered by Awards granted on or after May 16, 2017 will be deemed to have been issued under the Plan and will be removed from the share pool (x) shares withheld in order to pay the exercise or purchase price under an award or to satisfy the tax withholding obligations associated with the exercise, vesting, or settlement of an award~~,~~ and (~~e~~y) shares subject to SARs or a similar award but not actually issued or delivered in connection with the exercise or settlement of the award.

Individual Award Limitations

The maximum aggregate number of shares that may be granted to any one participant in any one year under the plan is 100,000 with respect to stock options or SARs, 100,000 with respect to restricted stock or restricted stock units, and 100,000 with respect to performance shares or performance units. The maximum aggregate amount of cash that may be received by any one participant in any one year with respect to cash incentive awards is $5,000,000.

Eligibility

Awards may be made under the plan to any employee or consultant of the Company or its subsidiaries. Currently, there are approximately 130 employees participating in the plan. For purposes of the plan, a subsidiary is any entity in which the Company has a direct or indirect ownership interest of at least 50% and any entity in which the Company holds a direct or indirect ownership interest of less than 50%, but which, in the discretion of the Compensation Committee, is treated as a subsidiary for purposes of the plan.

Forms of Awards

Stock Options and SARs. The Company may grant stock options that qualify as “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code (the “Code”), as well as stock options that do not qualify as ISOs. Only employees of the Company or a subsidiary may be granted ISOs. The Company may also grant stock appreciation rights. In general, a SAR gives the holder the right to receive the appreciation in value of the respective class of shares of our Common Stock covered by the SAR from the date the SAR is granted to the date the SAR is exercised. The per share exercise price of a stock option and the per share base value of a SAR may not be less than the fair market value of the respective class of our Common Stock on the date the option or SAR is granted. Generally, the term of a stock option is ten years; provided, however, different limitations apply to ISOs granted to ten-percent shareholders: in this case, the term may not be greater than five years and the exercise price may not be less than 110% of the fair market value of the respective class of our Common Stock on the date the option is granted.

The Compensation Committee may impose exercise, forfeiture, and other terms and conditions as it deems appropriate with respect to stock options and SARs. The exercise price of stock options may be paid (a) in cash or its equivalent, (b) at the discretion of the Compensation Committee, in shares of Class A or Class B Common Stock having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any other requirements as may be imposed by the Compensation Committee (which shares may be previously owned or may be shares that would otherwise have been issuable upon exercise of the option if the exercise price had been paid in cash), (c) at the discretion of the Compensation Committee, partly in cash (or its equivalent) and partly in shares of Class A or Class B Common Stock, (d) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate exercise price for the shares being purchased, or (e) through such other means as prescribed in the award agreement or by the Compensation Committee or the Board of Directors. Methods of exercise and settlement and other terms of SARs will be determined by the Compensation Committee.

The Compensation Committee may establish exercise and other conditions applicable to a stock option or SAR following the termination of the participant’s employment or other service with the Company and its subsidiaries as the Compensation Committee deems appropriate on a grant-by-grant basis.

Restricted Stock and Restricted Stock Units. The Compensation Committee may grant participants restricted stock awards under the plan. The Compensation Committee may impose conditions and restrictions on any shares of restricted stock as the Compensation Committee determines including, without limitation, a requirement that participants pay a stipulated purchase price for each share of restricted stock, transfer restrictions, restrictions based upon the achievement of specific performance goals, time-based restrictions, or restrictions under applicable federal or state securities laws. Subject to any conditions the Compensation Committee may impose, the recipient of a restricted stock award may be given the rights to vote ~~and receive dividends on~~ shares covered by the award pending the vesting or forfeiture of the shares.

The Compensation Committee may grant participants restricted stock units under the plan, which generally consist of the right to receive shares of Common Stock or cash, as determined by the Compensation Committee, in the future. Each restricted stock unit will have the value of one respective share of Class A or Class B Common Stock, as applicable. Grants of restricted stock units will be subject to the terms and conditions the Compensation Committee imposes, including without limitation, continuing employment or service for a specified period of time or satisfaction of specified performance criteria.

Unless the Compensation Committee determines otherwise in its discretion, the holder of restricted stock units will not have any rights of a shareholder (including, without limitation, ~~dividend rights and~~ voting rights) with respect to shares of Class A Common Stock or Class B Common Stock covered by the restricted stock units.

Unless the Compensation Committee determines otherwise, shares of non-vested restricted stock and non-vested restricted stock unit awards will be forfeited upon the recipient’s termination of employment or other service with the Company and its subsidiaries.

Other Awards. The plan gives the Compensation Committee broad discretion to grant other types of equity-based and cash incentive awards, including performance units, performance shares, dividend equivalents, cash incentive awards, and the payment of Class A or Class B Common Stock in lieu of cash under any Company incentive bonus plan or program. Subject to the terms of the plan, the Compensation Committee, in its sole discretion, will determine the terms and conditions of such other awards.

Performance-Based Awards. The Compensation Committee may also grant performance-based awards under the plan. In general, performance-based awards provide for the payment of cash and/or shares of Class A or Class B Common Stock upon the achievement of predetermined performance objectives established by the Compensation Committee. Performance objectives may be based upon any one or more of the following business criteria:

●	income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);

●	return measures (including, but not limited to, return on assets, investment, equity, or sales or pre-tax margin);

●	cash flow thresholds;

●	cash flow return on investments, which equals net cash flows divided by owners’ equity;

●	gross revenues;

●	sales results;

●	market share results;

●	market value added;

●	debt measures (including, without limitation, debt multiples);

●	economic value added; or

●	share price (including, but not limited to, growth measures and total shareholder return).

The above performance objectives may be applied to an individual, a business unit or division, the Company and any one or more of its subsidiaries, or such other operating units as the Compensation Committee may designate. The above performance objectives may be expressed in absolute or relative terms.

The Compensation Committee will have the discretion to adjust the determinations of the degree of attainment of the pre-established performance objective; provided that awards that are designed to qualify for the “performance-based compensation” exemption from the deduction limitation provisions of Section 162(m) of the Code may not be adjusted upward (although the Compensation Committee does retain the discretion to adjust such awards downward). In the case of any award that is granted subject to the condition that a specified performance objective be achieved, no payment under such award will be made prior to the time that the Compensation Committee certifies in writing that the performance objective has been achieved. The Compensation Committee may, in its sole discretion, adjust or modify pre-established performance goals in order to prevent the dilution or enlargement of the rights of participants based on the following events, limited, with respect to Awards designed to qualify for the performance-based compensation exemption described above, to the extent permitted under Section 162(m) of the Code: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year.

Dividends and Dividend Equivalents

The Compensation Committee may provide that any Award (other than Options and Stock Appreciation Rights) that relates to shares of Class A and Class B Common Stock shall earn dividends or dividend equivalents; provided that, notwithstanding anything in the 2007 LTIP to the contrary, the Compensation Committee may not provide for the current payment of dividends or dividend equivalents with respect to any shares of Class A and Class B Common Stock subject to an outstanding Award (or portion thereof) that has not vested. For any such Award, the Committee may provide only for the accrual of dividends or dividend equivalents that will not be payable to the Participant unless and until, and only to the extent that, the Award vests. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.

Minimum One-Year Vesting

No portion of any Award granted under the 2007 LTIP after May 16, 2017 will vest before the first anniversary of the date of grant except in connection with the participant’s death or disability, or in connection with a change of control. The Compensation Committee may provide for a vesting period of less than one year if the shorter vesting period is set forth in the award documentation or other agreement between the participant and the Company as of the date of grant; provided, that, the maximum aggregate number of shares covered under Awards granted after May 16, 2017 that are not subject to the foregoing one-year vesting requirement may not exceed five percent (5%) of the shares that may be authorized for grant under the 2007 LTIP (as such authorized number of shares may be adjusted as provided under the terms of the 2007 LTIP).

Clawback

Any Award under the 2007 LTIP that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Deferrals

The Compensation Committee may permit or require a participant to defer receipt of the payment of cash or the delivery of shares of Class A or Class B Common Stock that would otherwise be due under an award, provided that the deferral arrangement satisfies the applicable election, distribution timing and other requirements of Section 409A of the Code.

No Right to Employment or Participation

The plan does not interfere with or limit in any way the right of the Company or of any subsidiary to terminate any employee’s or consultant’s employment or service at any time, and the plan does not confer upon any employee or consultant the right to continue in the employ or service of the Company or of any subsidiary. No employee or consultant will have the right to be selected to receive an award or, having been selected, to be selected to receive a future award.

Adjustments of Awards

Generally, in the event of a change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, the Company will adjust (a) the number of shares of Class A and Class B Common Stock that may be issued under the plan, (b) the number of shares of Class A and Class B Common Stock that may be covered by awards made to an individual in any calendar year, and (c) the number and price of shares of Class A and Class B Common Stock subject to outstanding awards, as may be determined to be appropriate and equitable by the Compensation Committee, in its discretion, to prevent dilution and enlargement of the benefits available under the plan and the rights of participants.

Change of Control

In the event of a change of control of the Company, the Board of Directors may in its sole discretion direct that (a) all option holders shall be permitted to exercise their outstanding options and SARs in whole or in part (whether or not otherwise exercisable) immediately prior to such change of control; or (b) if, as part of a change of control transaction, the shareholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Class A or Class B Common Stock (whether or not such Exchange Stock is the sole consideration), the Board of Directors may direct that all options and SARs for shares of Class A or Class B Common Stock that are outstanding at the time of the change of control transaction shall be converted into options or SARs (as the case may be) for shares of Exchange Stock, such that the vesting and other terms and conditions of the converted options and SARs shall be substantially the same as the vesting and corresponding other terms and conditions of the original options and SARs. The Board of Directors, acting in its discretion, may accelerate vesting of other non-vested awards, and cause cash settlements and/or other adjustments to be made to any outstanding awards (including, without limitation, options and SARs) as it deems appropriate in the context of a change of control transaction, taking into account with respect to other awards the manner in which outstanding options and SARs are being treated. Generally, any outstanding options and SARs that are not exercised prior to certain transactions, including a merger where the Company is not the surviving entity, a liquidation or a sale of all or substantially all of the Company’s assets, will thereupon terminate.

For purposes of the 2007 LTIP, a change of control~~, unless otherwise defined by the Compensation Committee, means~~ will be deemed to have occurred if and when:

●	Any person (other than W. Marvin Rush or W.M. “Rusty” Rush) is or becomes a beneficial owner of securities of more than 30% of the combined voting power of the Company’s then outstanding securities;

●

At any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Board of Directors shall cease to consist of “continuing directors” (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such transaction);

●

~~The Company’s shareholders approve~~ There is consummated a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; ~~or~~

●	There is consummated an agreement of sale or disposition of all or substantially all of the Company’s assets; or

●	The Company’s shareholders approve a plan of complete liquidation of the Company ~~or an agreement of sale or disposition of all or substantially all of the Company’s assets~~.

Amendment and Termination of the 2007 LTIP

Subject to the terms of the plan, the Compensation Committee may at any time and from time to time, alter, amend, suspend, or terminate the plan in whole or in part; provided that, unless the Compensation Committee specifically provides otherwise, any revision or amendment that would cause the plan to fail to comply with any requirement of applicable law, regulation, or rule if the amendment were not approved by the shareholders of the Company will not be effective unless and until shareholder approval is obtained.

U.S. Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences of transactions under the 2007 Plan based on current federal income tax laws. The 2007 Plan is not qualified under Section 401(a) of the Code. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee, director or to our company. The provisions of the Code and regulations thereunder relating to these matters are complicated, may change and their impact in any one case may depend upon the particular circumstances. Further, this summary does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.

Stock Options and SARs

The grant of a stock option or SAR under the 2007 LTIP is not a taxable event to the participant for federal income tax purposes. In general, ordinary income is realized upon the exercise of a stock option (other than an ISO) in an amount equal to the excess of the fair market value on the exercise date of the shares acquired pursuant to the exercise over the option exercise price paid for the shares. The amount of ordinary income realized upon the exercise of a SAR is equal to the excess of the fair market value of the shares covered by the exercise over the SAR base price. The Company generally will be entitled to a deduction equal to the amount of ordinary income realized by a participant upon the exercise of an option or SAR. The tax basis of shares acquired upon the exercise of a stock option (other than an ISO) or SAR is equal to the value of the shares on the date of exercise. Upon a subsequent sale of the shares, capital gain or loss (long-term or short-term, depending on the holding period of the shares sold) will be realized in an amount equal to the difference between the selling price and the basis of the shares.

No income is realized upon the exercise of an ISO other than for purposes of the alternative minimum tax. Income or loss is realized upon a disposition of shares acquired pursuant to the exercise of an ISO. If the disposition occurs more than one year after the ISO exercise date and more than two years after the ISO grant date, then gain or loss on the disposition, measured by the difference between the selling price and the option exercise price for the shares, will be long-term capital gain or loss. If the disposition occurs within one year of the exercise date or within two years of the grant date, then the gain realized on the disposition will be taxable as ordinary income to the extent such gain is not more than the difference between the value of the shares on the date of exercise and the exercise price, and the balance of the gain, if any, will be capital gain. The Company is not entitled to a deduction with respect to the exercise of an ISO; however, in general, it is entitled to a deduction corresponding to the ordinary income realized by a participant upon a disposition of shares acquired pursuant to the exercise of an ISO before the satisfaction of the applicable one and two-year holding period requirements described above.

Restricted Stock Awards and Restricted Stock Units

In general, a participant will realize ordinary income with respect to Common Stock received pursuant to a restricted stock award at the time the shares become vested in accordance with the terms of the award in an amount equal to the fair market value of the shares at the time they become vested, and except as discussed below, the Company is generally entitled to a corresponding deduction. The participant’s tax basis in the shares will be equal to the ordinary income so recognized. Upon subsequent disposition of the shares, the participant will realize long-term or short-term capital gain or loss, depending on the holding period of the shares sold.

A participant may make an “early income election” within 30 days of the receipt of restricted shares of Common Stock, in which case the participant will realize ordinary income on the date the restricted shares are received equal to the difference between the value of the shares on that date and the amount, if any, paid for the shares. In such event, any appreciation in the value of the shares after the date of the award will be taxable as capital gain upon a subsequent disposition of the shares. The Company’s deduction is limited to the amount of ordinary income realized by the participant as a result of the early income election.

A participant who receives restricted stock unit awards will be taxed at ordinary income tax rates on the then fair market value of the shares of the respective class of Common Stock distributed at the time of settlement of the restricted stock unit awards and, except as discussed below, the Company will generally be entitled to a tax deduction at that time. The participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition, the participant will realize long-term or short-term capital gain or loss.

Other Awards

Other awards will generally result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other awards. Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will not be entitled to a tax deduction relating to amounts that represent a capital gain to a participant.

Section 162(m) of the Code

Section 162(m) of the Code (“Section 162(m)”) generally allows the Company to obtain tax deductions without limit for performance-based compensation. The Company intends that options, and SARs, and contingent performance awards granted under the 2007 LTIP will qualify as performance-based compensation not subject to the $1 million deductibility limitations under Section 162(m). A number of requirements must be met in order for particular compensation to so qualify. However, there can be no assurance that compensation under the 2007 LTIP will be fully deductible under all circumstances. In addition, other awards under the plan, such as time-vested restricted stock and other stock-based awards, generally may not qualify, so that compensation paid to executive officers in connection with those awards may not be deductible.

New Plan Benefits

The Compensation Committee and the Board of Directors, as applicable, in their discretion determine awards granted under the 2007 LTIP and, therefore, the Company is unable to determine the awards that will be granted in the future under the 2007 LTIP. No Awards have been granted that are contingent on the approval of the amendment and restatement of the 2007 LTIP.

The awards in this table for the named executive officers are included in the 2016 Summary Compensation Table and in the 2016 Grants of Plan-Based Awards Table set forth in this proxy statement and are not additional awards.

Name and Position	2016 Stock Option Awards (1)	2016 Restricted Stock Units (2)
W.M. “Rusty” Rush, Chairman, President and Chief Executive Officer	35,000	55,000
Michael J. McRoberts Chief Operating Officer	13,000	10,400
Steven L. Keller, Chief Financial Officer and Treasurer	13,000	10,400
James E. Thor, Senior Vice President – Retail Sales and Marketing	13,000	10,400
Martin A. Naegelin, Jr., Senior Vice President	13,000	10,400
All current executive officers as a group (6 people)	113,000	117,400
All employees, other than current executive officers as a group	380,088	151,490

(1)	Each of the reported option awards had an exercise price of $17.65. The Company’s Class A Common Stock had a closing sale price of $31.90 as of December 31, 2016.
(2)	The Company’s Class B Common Stock had a closing sale price of $30.87 as of December 31, 2016.

Voting and Changing Your Vote

IF YOU HAVE ALREADY VOTED BY PROXY AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING. YOUR VOTE WILL BE TABULATED AS YOU INSTRUCTED.

If you are the registered owner of shares of the Company’s Class A or Class B Common Stock on the Record Date, you have the right to vote these shares in person or by proxy at the 2017 Annual Meeting of Shareholders.

If you are the beneficial owner of shares of the Company’s Class A or Class B Common Stock on the Record Date, you may instruct your broker, bank or other nominee on how to vote these shares. Your nominee has enclosed with the Company’s proxy statement a voting instruction card for you to use in directing your nominee on how to vote such shares. You should follow the instructions provided by your nominee in directing your nominee on how to vote these shares. Alternatively, if you are a beneficial owner of the Company’s Class A or Class B Common Stock you may vote these shares in person at the 2017 Annual Meeting of Shareholders once you have requested and received a legal proxy from your broker, bank or other nominee (the shareholder of record) giving you the right to vote such shares at the annual meeting, completed such legal proxy and timely presented it to the Company at the annual meeting.

You may revoke your proxy and change your vote at any time prior to the vote at the Company’s 2017 Annual Meeting of Shareholders. If you are the registered owner of shares of the Company’s Class A or Class B Common Stock on the Record Date, you may revoke your proxy and change your vote by (i) timely submitting a new proxy bearing a later date (which automatically revokes the earlier proxy), (ii) timely giving notice of your changed vote to us in writing mailed to Rush Enterprises, Inc., 555 IH-35 South, Suite 500, New Braunfels Texas 78130, Attn: Michael Goldstone, or (iii) attending the annual meeting and timely giving oral notice of your intention to vote in person.

If you are the beneficial owner of shares of the Company’s Class A or Class B Common Stock on the Record Date, you may revoke your proxy and change your vote (i) by timely submitting new voting instructions to your broker, bank or other nominee in accordance with their voting instructions, or (ii) if you have obtained a legal proxy from your nominee giving you the right to vote your shares in person at the annual meeting, by attending the annual meeting, timely presenting the completed legal proxy to the Company and voting in person.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the annual meeting.

If you would like a new proxy card or have any questions, you contact Michael Goldstone, Vice President, General Counsel and Corporate Secretary of the Company, at (800) 973-7874.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Amendment and Restatement of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan.

Appendix A

RUSH ENTERPRISES, INC.

AMENDED AND RESTATED

2007 LONG-TERM INCENTIVE PLAN

(as amended and restated on May 16, 2017)

Article 1

GENERAL PLAN INFORMATION

1.1     Background. The Plan permits the grant to Employees of cash and equity-based incentive compensation opportunities, including Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Options, including ISOs, NQSOs, and Other Awards such as Stock Appreciation Rights and Cash Incentive Awards.

1.2     Objectives. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s goals and that link the interests of Participants to those of the Company’s shareholders; to provide Participants with incentives for excellence in individual performance; to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success; and to allow Participants to share in the success of the Company.

1.3     Duration of the Plan. The Plan shall be effective on the date it is approved by shareholders.  The Plan shall remain in effect until terminated pursuant to Article 16, subject to the right of the Committee to amend or terminate the Plan at any time or until there are no more Shares available for issuance under the Plan and all cash Awards have been paid or forfeited, pursuant to the Plan’s provisions.

Article 2
DEFINITIONS

As used herein, the masculine includes the feminine and the singular includes the plural, and vice versa, and the following terms shall have the meanings set forth below, unless otherwise clearly required by the context.

2.1     “Award” means a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Awards.2.2     “Award Agreement” means an agreement entered into by the Company and a Participant, or another instrument prepared by the Company in lieu of such an agreement, setting forth the terms and conditions applicable to an Award pursuant to the Plan.  An Award Agreement may be in hard copy, electronic form or such other form as the Company may permit.2.3     “Board” means the Board of Directors of the Company.2.4     “Cash Incentive Award” means a performance-based cash incentive Award granted pursuant to Section 9.5.2.5

          “Change of Control” ~~unless otherwise defined by the Committee~~ shall be deemed to have occurred if and when, after the Effective Date -(a)     any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than W. Marvin Rush or W.M. “Rusty” Rush, is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities;

(b)     at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Board of Directors shall cease to consist of “continuing directors” (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such transaction);

(c)     the Company~~’s shareholders approve~~ consummates a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(d)     the Company’s shareholders approve a plan of complete liquidation of the Company or there is consummated an agreement of sale or disposition of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (i) at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (ii) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

2.6     “Code” means the Internal Revenue Code of 1986, as amended.

2.7     “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan and Awards to Participants who are Employees.

2.8     “Company” means Rush Enterprises Inc., a Texas corporation, and any successor thereto.

2.9     “Disability” means, unless otherwise determined by the Committee, a recipient’s absence from employment or other service for at least 180 days in any 12-month period as a result of his or her incapacity due to physical or mental illness, as determined by the Committee.

2.10     “Effective Date” means the date the Plan becomes effective in accordance with Section 1.3.

2.11     “Employee” means any employee or consultant of the Company or a Subsidiary.

2.12     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13     “Fair Market Value” means, as of any date, the value of the respective class of Shares determined as follows:

(a)     if the respective Shares are listed on any established stock exchange or a national market system, including without limitation, Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market, its fair market value will be the closing sales price of such respective Shares (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange or system with the greatest volume of trading in the respective Shares) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee or Board deems reliable; or

(b)     if the respective Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the fair market value of such respective Shares will be the mean between the high bid and high asked prices for such Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee or the Board deems reliable; or

(c)     in the absence of an established market for such respective Shares of the type described in (a) and (b), above, the fair market value thereof will be determined by the Committee or the Board in good faith.

2.14     “ISO” means an Option that is designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15     “NQSO” means an Option that is not designated by the Committee as an ISO.

2.16     “Option” means an incentive stock option or a nonqualified stock option granted pursuant to the Plan.

2.17     “Other Award” means an Award granted to a Participant pursuant to Article 9.

2.18     “Participant” means an Employee who has been selected to receive an Award or who holds an outstanding Award.

2.19     “Performance-Based Exception” means the performance-based exception from the tax deductibility limitation imposed by Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

2.20     “Performance Share” means an Award granted pursuant to Article 8, which, on the date of grant, shall have a value equal to the Fair Market Value of a Share on that date.

2.21     “Performance Unit” means an Award granted pursuant to Article 8, which shall have an initial value established by the Committee on the date of grant.

2.22     “Plan” means the Rush Enterprises, Inc. Long-Term Incentive Plan, as it is set forth herein and as it may be amended and restated from time to time.

2.23     “Restricted Stock” means an Award granted pursuant to Section 7.1.

2.24     “Restricted Stock Unit” means an Award granted pursuant to Section 7.5.

2.25     “Restricted Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or the occurrence of other events determined by the Committee in its discretion) and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7.

2.26     “Share” means a share of the Company’s Class A Common Stock, $.01 par value per share, or a share of the Company’s Class B Common Stock, $.01 par value per share, as the case may be.

2.27     “Share Pool” means the number of Shares available under Section 4.1, as adjusted pursuant to Section 4.3.

2.28     “Stock Appreciation Right” or “SAR” means an Award, granted either alone or in connection with a related Option, pursuant to the terms of Article 9.

2.29     “Subsidiary” means (a) a corporation, partnership, joint venture, or other entity in which the Company has a direct or indirect ownership interest of at least 50%, and (b) any corporation, partnership, joint venture, or other entity in which the Company holds a direct or indirect ownership interest of less than 50% but which, in the discretion of the Committee, is treated as a Subsidiary for purposes of the Plan; provided that the Shares subject to any Award constitute “service recipient stock” for purposes of Section 409A of the Code or otherwise do not subject the Award to Section 409A of the Code.

2.30     “Ten Percent Shareholder” means a Participant who owns stock of the Company possessing more than ten percent of the total combined voting of all classes of stock of the Company or its parent or subsidiary corporation (within the meaning of Section 422(b) of the Code).

Article 3
ADMINISTRATION

General. Except as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee; provided, that, the Board may, in its sole discretion, make awards under the Plan.  The Committee shall consist exclusively of two or more non-employee directors within the meaning of the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act who also qualify as outside directors within the meaning of Code Section 162(m) and the related regulations under the Code.  The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2     Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power in its discretion to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into or issued under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; amend the terms and conditions of any outstanding Award; determine, in accordance with Section 10.4, whether and on what terms and conditions outstanding Awards will be adjusted for dividend equivalents (i.e., a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented or covered by an outstanding Award held by the Participant); and establish a program pursuant to which designated Participants may receive an Award under the Plan in lieu of compensation otherwise payable in cash.  Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

3.3     Delegation of Authority. Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate.  Without limiting the foregoing, the Committee may delegate administrative duties to such person or persons as it deems appropriate.  The Committee may not delegate its authority with respect to (a) non-ministerial actions with respect to individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act; (b) non-ministerial actions with respect to Awards that are intended to qualify for the Performance-Based Exception; and (c) certifying the satisfaction of performance goals and other material terms attributable to Awards intended to qualify for the Performance-Based Exception.

3.4     Decisions Binding. All determinations and decisions made by the Committee, and all related orders and resolutions of such committee shall be final, conclusive, and binding on all persons.

3.5     Performance-Based Awards. For purposes of the Plan, it shall be presumed, unless the Committee indicates to the contrary, that all Awards to Employees are intended to qualify for the Performance-Based Exception.  If the Committee does not intend an Award to an Employee to qualify for the Performance-Based Exception, the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate.

3.6     Prohibitions on Repricing and Buyback. The Board and the Committee may not reprice Options or SARs granted under the Plan, either by amending an existing award agreement or by substituting a new Award at a lower price. The Board and the Committee are also prohibited from providing stock, cash, or other consideration to a Participant in exchange for the cancellation of any Option or SAR with an exercise price higher than the Fair Market Value of the Shares covered by the Option or SAR.

3.7.     Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, Awards granted after the Effective Date shall not vest earlier than the date that is one year following the date the Award is made; provided, however, that notwithstanding the foregoing, (a) the Committee may provide that such vesting restrictions may lapse or be waived upon the Participant’s death, Disability or termination of service, or upon a Change of Control, and (b) Awards granted after the Effective Date that result in the issuance of an aggregate of up to five percent (5%) of the Shares that may be authorized for grant under Section 4.1 of the Plan (as such authorized number of Shares may be adjusted as provided under the terms of the Plan) may be granted to any one or more Participants without respect to such minimal vesting provisions. The vesting schedule shall be set forth in the Award Agreement.

Article 4
SHARES SUBJECT TO THE PLAN
AND MAXIMUM AWARDS

4.1     Number of Shares Issuable under the Plan. Shares that may be issued pursuant to Awards may be either authorized and unissued Shares, or authorized and issued Shares held in the Company’s treasury, or any combination of the foregoing.  Subject to adjustment as provided in Section 4.3, there shall be reserved for issuance under Awards 7,800,000 shares of Class A Common Stock and 2,200,000 shares of Class B Common Stock.  For the purposes hereof, the following Shares covered by previously-granted Awards will be deemed not to have been issued under the Plan and will remain in the Share Pool: (a) Shares covered by the unexercised portion of an Option or SAR that terminates, expires, is canceled or is settled in cash, (b) Shares forfeited or repurchased under the Plan, and (c) Shares covered by Awards that are forfeited, canceled, terminated or settled in cash~~,~~. ~~(d)~~ The following Shares covered by previously granted Awards will be deemed to have been issued under the Plan and will be removed from the Share Pool: (x) Shares withheld in order to pay the exercise or purchase price under an Award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an Award~~,~~ and (~~e~~y) Shares subject to SARs or a similar Award but not actually issued or delivered in connection with the exercise or settlement of the Award.

4.2     Individual Award Limitations. The maximum aggregate number of Shares that may be granted to any one Participant in any one year under the Plan with respect to Options or SARs shall be 100,000.  The maximum aggregate number of Shares that may be granted to any one Participant in any one year with respect to Restricted Stock or Restricted Stock Units shall be 100,000.  The maximum aggregate number of Shares that may be received by any one Participant in any one year with respect to Performance Shares or Performance Units shall be 100,000.  The maximum aggregate amount of cash that may be received by any one Participant in any one year with respect to Cash Incentive Awards shall be $5,000,000.

4.3     Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for grant under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards, and in the per-Participant Award limits set forth in Section 4.2, as may be determined to be appropriate and equitable by the Committee, in its discretion, to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants; provided, that, the number of Shares subject to any Award shall always be a whole number.  In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

Article 5
ELIGIBILITY AND PARTICIPATION

5.1     Eligibility. All Employees are eligible to participate in the Plan.  Only employees of the Company or a Subsidiary may be granted ISOs.

5.2     Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees those to whom Awards shall be granted and shall determine the nature and size of each Award.

Article 6
STOCK OPTIONS

6.1     Grant of Options. Subject to the terms of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2     Option Exercise Price. The Option exercise price under each Option shall not be less than 100% of the Fair Market Value of the respective Share on the date the Option is granted.  Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Shareholder, the Option exercise price under each ISO shall not be less than 110% of the Fair Market Value of the respective Share on the date the Option is granted.

6.3     Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided that no Option shall be exercisable after the tenth anniversary of its date of grant.  Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Shareholder, the Option shall not be exercisable after the fifth anniversary of its date of grant.

6.4     Exercise of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.  Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

6.5     Payment.  The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise as follows:

(a)     in cash or its equivalent;

(b)     at the discretion of the Committee, in Shares having a Fair Market Value equal to the aggregate Option exercise price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months;

(c)     at the discretion of the Committee, partly in cash (or its equivalent) and partly in Shares;

(d)     through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option exercise price for the Shares being purchased; or

(e)     through such other means as shall be prescribed in the Award Agreement or by the Committee or the Board.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment of the Option exercise price, the Company may deliver to the Participant, in the Participant’s name (or, at the direction of the Participant, jointly in the names of the participant and the Participant’s spouse), one or more Share certificates for the Shares purchased under the Option(s).

6.6     Limitations on ISOs. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code and/or applicable regulations, the following additional provisions shall apply to the grant of Options that are intended to qualify as ISOs:

(a)     Fair Market Value Limitation. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or any parent or subsidiary corporation within the meaning of Code Section 424) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided, that, to the extent that such limitation is exceeded, any Options on Shares with a Fair Market Value in excess of such amount shall be deemed to be NQSOs.

(b)     Code Section 422.  ISOs shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code.  Moreover, no ISOs may be granted more than ten years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan received shareholder approval.

Article 7
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1     Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

7.2     Restrictions.

(a)     The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock as the Committee may determine including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, transfer restrictions, restrictions based upon the achievement of specific performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

(b)     The Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

(c)     Except as otherwise provided in this Article, Shares of Restricted Stock that have not yet been forfeited or canceled shall become freely transferable (subject to any restrictions under applicable securities laws) by the Participant after the last day of the applicable Restriction Period.

7.3     Voting Rights. Participants holding Shares of Restricted Stock may be granted full voting rights with respect to those Shares during the Restriction Period.

7.4     ~~Dividends and other Distributions. At the discretion of the Committee, during the Restriction Period, Shares of Restricted Stock may be credited with regular cash dividends paid with respect to such Shares. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, so that the dividends and/or the Restricted Stock shall be eligible for the Performance-Based Exception.~~

~~7.5~~     Restricted Stock Units. In lieu of or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any Participant, subject to the terms and conditions of this Article being applied to such Awards as if those Awards were for Restricted Stock and subject to such other terms and conditions as the Committee may determine (including, but not limited to, requiring or permitting deferral of the payment of such Awards after the time that Participants become vested in them, notwithstanding any provision to the contrary in Section 7.2).  Each Restricted Stock Unit shall have the value of one respective Share.  Restricted Stock Units may be paid at such time as the Committee may determine in its discretion, and payments may be made in a lump sum or in installments, in cash, Shares, or a combination thereof, as determined by the Committee in its discretion.

Article 8
PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1     Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units, and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2     Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of the respective Share on the date of grant.  The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, shall determine the number and/or value of Performance Units/Shares that shall be paid out to the Participant.

8.3     Earning Performance Units/Shares. Subject to the terms of the Plan, after the applicable performance period has ended, the holder of Performance Units/Shares shall be entitled to receive payout with respect to the number and value of Performance Units/Shares earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.4     Form and Timing of Payment of Performance Units/Shares.

(a)     Distributions. Unless the Committee determines otherwise in its discretion, payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable performance period.  Subject to the terms of the Plan, the Committee, in its discretion, may direct that earned Performance Units/Shares be paid in the form of cash or Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares on the last trading day immediately before the close of the applicable performance period.  Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

(b)     ~~Dividends~~Voting Rights. At the discretion of the Committee, Participants may be entitled to ~~receive any dividends declared~~ exercise voting rights with respect to Shares that have been earned in connection with grants of Performance Units and/or Performance Shares, but not yet distributed to Participants~~; such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares covered by Restricted Stock Awards. In addition, Participants may, at the discretion of the Committee, be entitled to exercise voting rights with respect to such Shares~~.

Article 9
OTHER AWARDS

9.1     General. Subject to the terms of the Plan, the Committee may grant any types of Awards other than those that are specifically set forth in Articles 6 through 8, including, but not limited to, SARs, Cash Incentive Awards and the payment of Shares in lieu of cash under any Company incentive bonus plan or program.  Subject to the terms of the Plan, the Committee, in its sole discretion, shall determine the terms and conditions of such Other Awards.

9.2     Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee; provided that the SAR exercise price under each SAR shall not be less than 100% of the Fair Market Value of the respective Share on the date the SAR is granted.  The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.  The grant price of an SAR shall equal the Fair Market Value of the respective Share on the date of grant of the SAR.

9.3     Term of SARs. The term of an SAR shall be determined by the Committee, in its discretion; provided that such term shall not exceed ten years.

9.4     Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)     the excess of the Fair Market Value of the respective Share on the date of exercise over the grant price, by

(b)     the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

9.5     Cash Incentive Awards. Incentive Awards, including annual incentive Awards and long-term incentive Awards, denominated as cash amounts, may be granted under the Plan, subject to achievement of specified performance goals established by the Committee.  At the expiration of the applicable performance period, the Committee shall determine whether and the extent to which the performance goals are achieved and the extent to which each Cash Incentive Award has been earned.  The amount (if any) payable to a Participant in respect of a Cash Incentive Award will be paid in cash as soon as practicable after such amount is determined, subject to such deferral conditions as may be permitted or prescribed consistent with the requirements of Section 409A of the Code.

Article 10
AWARD AGREEMENTS

10.1     In General. Each Award shall be evidenced by an Award Agreement that shall include such provisions as the Committee shall determine and that shall specify -

(a)     in the case of an Option or SAR, the number of respective Shares to which the Option or SAR pertains, the Option exercise price or SAR grant price, the term of the Option or SAR, the schedule on which the Option or SAR becomes exercisable, and, in the case of an Option, whether it is intended to be an ISO or an NQSO;

(b)     in the case of Restricted Stock or Restricted Stock Units, the number of respective Shares of Restricted Stock or Restricted Stock Units granted, the applicable restrictions, and the Restriction Period(s);

(c)     in the case of Performance Units or Performance Shares, the number of Performance Units or Performance Shares granted, the initial value of a Performance Unit (if applicable), and the performance goals; and

(d)     in the case of a Cash Incentive Award, the amount that may be earned and the performance goals.

10.2     Severance from Service. Each Award Agreement shall set forth the extent to which the Participant shall have rights under the Award following the Participant’s severance from service with the Company and its Subsidiaries.  The Award Agreement may make distinctions based on the reason for the Participant’s severance from service.

10.3     Restrictions on Transferability. Subject to the provisions of the Plan, each Award Agreement shall set forth such restrictions on the transferability of the Award and on the transferability of Shares acquired pursuant to the Award as the Committee may deem advisable, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or then traded, and under any blue sky or state securities laws applicable to such Shares.  In the case of an ISO (and in the case of any other Award, except as otherwise provided in the Award Agreement), a Participant’s Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant.

10.4     Dividend and Dividend Equivalents. The Committee may provide that any Award (other than Options and Stock Appreciation Rights) that relates to Shares shall earn dividends (or dividend equivalents) declared with respect to such Shares; provided, however, that the Committee may not provide for the current payment of dividends (or dividend equivalents) declared with respect to any Shares subject to an outstanding Award (or portion thereof) that has not vested. For any such Award, the Committee may provide only for the accrual of dividends (or dividend equivalents) that will not be payable to the Participant unless and until, and only to the extent that, the Award vests. Rights to receive dividends (or dividend equivalents) shall be as specified in the Award Agreement or pursuant to a resolution adopted by the Committee with respect to outstanding Awards, provided that no dividends (or dividend equivalents) shall be paid or accrued on Options or Stock Appreciation Rights.

10.5     Uniformity Not Required. The provisions of the Award Agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

Article 11
PERFORMANCE MEASURES

11.1     Performance Criteria. Unless and until the Company’s shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants may be measured or applied to an individual, a business unit or division, the Company and any one or more of its subsidiaries, or such other operating units as the Compensation Committee may designate, may be expressed in absolute or relative terms, and shall be chosen from among, and may include any combination of, the following:

(a)     income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);

(b)     return measures (including, but not limited to, return on assets, investment, equity, or sales or pre-tax margin);

(c)     cash flow thresholds;

(d)     cash flow return on investments, which equals net cash flows divided by owners’ equity;

(e)     gross revenues;

(f)     sales results;

(g)     market share results;

(h)     market value added;

(i)     debt measures (including, without limitation, debt multiples);

(j)     economic value added; or

(k)     share price (including, but not limited to, growth measures and total shareholder return).

11.2     Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward). The Committee may also, in its sole discretion, adjust or modify pre-established performance goals in order to prevent the dilution or enlargement of the rights of Participants based on the following events, limited, with respect to Awards designed to qualify for the Performance-Based Exception to the extent permitted under Code section 162(m):

(a)     asset write-downs;

(b)     litigation or claim judgments or settlements;

(c)     the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

(d)     any reorganization and restructuring programs;

(e)     extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year;

(f)     acquisitions or divestitures;

(g)     any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(h)     foreign exchange gains and losses; and

(i)     a change in the Company’s fiscal year.

11.3     Certification. In the case of any Award that is granted subject to the condition that a specified performance measure be achieved, no payment under such Award shall be made prior to the time that the Committee certifies in writing that the performance measure has been achieved.  For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification.  No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date such Award was made.

Article 12
BENEFICIARY DESIGNATION

Each Participant may, from time to time, name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant’s death shall be paid to the Participant’s estate unless otherwise provided in the Award Agreement.

Article 13
DEFERRALS

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, the satisfaction of any requirements or goals with respect to Performance Units/Shares, or in connection with any Other Awards, all in accordance with such procedures and upon such terms and conditions as the Committee, acting in its discretion, may prescribe, subject to, and in accordance with, Section 409A of the Code.

Article 14
NO RIGHT TO EMPLOYMENT OR PARTICIPATION; CLAWBACK

14.1     Employment. The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Employee’s employment at any time, and the Plan shall not confer upon any Employee the right to continue in the employ of the Company or of any Subsidiary.

14.2     Participation. No Employee shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

14.3     Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Article 15
CHANGE OF CONTROL

In the event of a Change of Control, the Board may in its sole discretion direct that (a) all option holders shall be permitted to exercise their outstanding Options and SARs in whole or in part (whether or not otherwise exercisable) immediately prior to such Change of Control; or (b) if, as part of a Change of Control transaction, the shareholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their Shares (whether or not such Exchange Stock is the sole consideration), the Board may direct that all options and SARs for Shares that are outstanding at the time of the Change of Control transaction shall be converted into options or SARs (as the case may be) for shares of Exchange Stock, such that the vesting and other terms and conditions of the converted options and SARs shall be substantially the same as the vesting and corresponding other terms and conditions of the original options and SARs.  The Board, acting in its discretion, may accelerate vesting of other non-vested awards, and cause cash settlements and/or other adjustments to be made to any outstanding awards (including, without limitation, options and SARs) as it deems appropriate in the context of a Change of Control transaction, taking into account with respect to other awards the manner in which outstanding options and SARs are being treated.  To extent determined by the Committee, any outstanding options and SARs that are not exercised before a Change of Control described in Section 2.5(c) or (d) shall thereupon terminate.

Article 16
AMENDMENT AND TERMINATION

16.1     Amendment and Termination. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that, unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the shareholders of the Company shall not be effective unless and until shareholder approval is obtained.

16.2      Term of the Plan. Unless sooner terminated, the Plan shall terminate on May 16, 2027.

16.3     Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall cause, without the consent of the Participant, any previously granted Awards to be forfeited or altered in a way that adversely affects the Participant.  After the termination of the Plan, any previously granted Award shall remain in effect and shall continue to be governed by the terms of the Plan, the Award, and any applicable Award Agreement.

Article 17
TAX WITHHOLDING

17.1     Tax Withholding. The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements.

17.2     Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding tax that could be imposed on the transaction.  All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

Article 18
SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19
LEGAL CONSTRUCTION

19.1     Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.2     Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.3     Section 409A Compliance. Except as otherwise specifically provided by the Committee at the time an Award is made, any Award providing for a deferral of compensation must satisfy the requirements of Section 409A.  Toward that end, if any payment or benefit received or to be received by a Participant pursuant to an Award would cause the Participant to incur a penalty tax or interest under Section 409A of the Code or any regulations or Treasury Department guidance promulgated thereunder, the Committee may reform the provision(s) of such Award in order to avoid to the maximum extent practicable the incurrence of any such penalty tax or interest.

19.4     Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Texas (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.